Exhibit 10.9

SUMMARY OF COMPENSATION FOR
THE BOARD OF TRUSTEES OF
RAMCO-GERSHENSON PROPERTIES TRUST

The following table sets forth the compensation program for non-employee Trustees:

Annual cash retainer (1)		$30,000
Additional cash retainer:
	Chairman	100,000
	Audit Committee chair	7,500
	Compensation Committee chair	5,000
	Nominating and Governance Committee chair	5,000
	Executive Committee chair	2,500
	Executive Committee members	-

Annual equity retainer (value of restricted shares) (2)		50,000

(1)	The annual cash retainer is equal to $80,000 less the grant date fair value, which approximates $50,000, of the restricted shares granted in the applicable year.

(2)
Grants are made under the Trust's 2012 Restricted Share Plan for Non-Employee Trustees.  The restricted shares vest over three years.  The grant is made on July 1st or, if not a business day, the business day prior to July 1st.  During 2012, 3,962 shares were granted per Trustee.

The Trust also reimburses all Trustees for all expenses incurred in connection with attending any meetings or performing their duties as Trustees.